Exhibit 16.1 to Form 8-K



April 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 20, 2001 of Thomas Industries Inc. and are in agreement with the statements contained therein.

                                       /s/ Ernst & Young LLP